H.J. GRUY AND ASSOCIATES, INC.
------------------------------------------------------------
1200 Smith Street, Suite 3040, Houston, Texas  77002 o FAX
(713) 739-6112 o (713)739-1000





                         April 13, 1997




The Board of Directors
XCL, Ltd.
110 Rue Jean Lafitte
Lafayette LA 70508

Gentlemen:

H. J. Gruy and Associates, Inc. hereby consents to the filing of the Annual Report of Form 10-K of XCL, Ltd. in accordance with the requirements of the Securities Act of 1933, with the inclusion in such filing of our report dated April 9, 1998, as an exhibit thereto, and all references to our name in the form and context in which they appear.

                         Very truly yours,
                         H.J. GRUY AND ASSOCIATES, INC.

                         /s/ James H. Hartsock

                         James H.Hartsock
                         Executive Vice President